Exhibit 99.1

Regional Management Corp. Announces Appointment of Harp Rana as Executive Vice President and Chief Financial Officer

-    Promotes Brian Fisher to EVP and Chief Strategy and Development Officer    -

-    Elevates Catherine Atwood to SVP, General Counsel, and Secretary    -

-    Further Strengthens Senior Team to Execute on Omni-Channel Growth Strategy    -

Greenville, South Carolina – September 30, 2020 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, announced today that it has appointed Harpreet (“Harp”) Rana as its new Executive Vice President and Chief Financial Officer, effective on or before November 23, 2020.

“We are thrilled to welcome Harp to Regional as our new CFO. Harp has a strong finance background, and we believe she will be a key contributor to our long-term digital and growth efforts,” said Rob Beck, President and Chief Executive Officer of Regional Management Corp. “Harp’s extensive financial expertise and success in steering digital initiatives and innovation at Citi make her an ideal fit as we continue to invest in and enhance our omni-channel and digital capabilities. At the same time, I also want to thank Mike Dymski for his valuable contributions as our interim CFO. Mike is an important asset to our company, and I look forward to continuing to work closely with him during his remaining tenure as interim CFO and in his ongoing role as Chief Accounting Officer.”

Ms. Rana has 20 years of financial services experience, with extensive skills related to capital and credit management, driving profitable portfolio growth, digital product development and transformation, and retail banking management. Ms. Rana was most recently Managing Director, North America Retail Bank at Citigroup. She also held various additional lead positions in both business and finance roles at Citigroup, including Head of US Retail Deposit & Lending Products. Ms. Rana received her BA from the University of British Columbia in Vancouver, Canada and her MBA from the University of Rochester in Rochester, New York.

“I am delighted and honored to lead Regional’s finance team and to become a significant contributor to Regional’s ongoing omni-channel and digital evolution,” said Ms. Rana. “Regional has performed very well during this challenging period, maintaining a particularly strong balance sheet, and I look forward to closely collaborating with Regional’s extremely talented team of professionals to further grow both its top and bottom lines in the years to come.”

In addition, Regional announced today that it has promoted Brian Fisher to Executive Vice President and Chief Strategy and Development Officer from his prior role as EVP, General Counsel, and Secretary. In his new role, Mr. Fisher will lead strategic planning, product development, and corporate development, among other responsibilities. Regional also announced that it has promoted Catherine Atwood to Senior Vice President, General Counsel, and Secretary from her prior role as VP, Deputy General Counsel, and Chief Compliance Officer. The promotions of Mr. Fisher and Ms. Atwood are effective immediately.

“We are excited to promote Brian and Catherine, who have both done a terrific job in their respective roles and are well-prepared to take on additional responsibilities,” added Mr. Beck. “Brian has been a stalwart for Regional for years, as well as a loyal and trusted partner, and I am confident in his ability to lead our strategic growth initiatives. Likewise, Catherine’s extensive knowledge and skill have helped to ensure that our compliance management system functions smoothly, and she is more than ready to take on the role of General Counsel.”

Today’s moves further strengthen Regional’s senior team and firmly position the company going forward as it invests in its digital capabilities and omni-channel strategy to expand market share, as well as generate long-term growth and value for shareholders.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” in 368 branch locations across 11 states in the Southeastern, Southwestern, Mid-Atlantic, and Midwestern United States, as of June 30, 2020. Most of its loan products are secured, and each is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally-managed direct mail campaigns, digital partners, retailers, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: changes in general economic conditions, including levels of unemployment and bankruptcies; the impact of the recent outbreak of a novel coronavirus (COVID-19), including on Regional Management’s access to liquidity and the credit risk of Regional Management’s finance receivable portfolio; risks associated with Regional Management’s ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support its operations and initiatives; risks associated with Regional Management’s loan origination and servicing software system, including the risk of prolonged system outages; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including credit risk, repayment risk, and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; risks associated with the implementation of new underwriting models and processes, including as to the effectiveness of new custom scorecards; risks relating to Regional Management’s asset-backed securitization transactions; changes in interest rates; the risk that Regional Management’s existing sources of liquidity become insufficient to satisfy its needs or that its access to these sources becomes unexpectedly restricted; changes in federal, state, or local laws, regulations, or regulatory policies and practices, and risks associated with the manner in which laws and regulations are interpreted, implemented, and enforced; changes in accounting standards, rules, and interpretations, and the failure of related assumptions and estimates, including those associated with the implementation of current expected credit loss (CECL) accounting; the impact of changes in tax laws, guidance, and interpretations; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and credit losses); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; risks related to acquisitions; changes in operating and administrative expenses; and the departure, transition, or replacement of key personnel. The COVID-19 pandemic may also magnify many of these risks and uncertainties.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com